UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

The Hartford Financial Services Group, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Shareholder: The Special Meeting of shareholders of The Hartford Financial Services Group, Inc. (the “Company”) will be held at the Company’s worldwide headquarters, in the Wallace Stevens Theater, One Hartford Plaza, Hartford, Connecticut 06155, on Thursday, March 26, 2009, at 2:00 p.m. (local time). Proposal to be considered at the Special Meeting: • to approve the conversion of any issued and outstanding Series C Non-Voting Contingent Convertible Preferred Stock of the Company into common stock of the Company and the exercise of the Series C Warrant to purchase common stock of the Company, as well as other potential equity issuances required for anti-dilution and related purposes, as contemplated by our agreements with Allianz SE relating to the investment of Allianz SE and its affiliates. The Board of Directors recommends shareholders vote “FOR” the proposal. The Board of Directors has fixed the close of business on February 5, 2009 as the record date (the “Record Date”) for the determination of shareholders entitled to receive notice of and to vote at the Special Meeting. THE HARTFORD FINANCIAL SERVICES GROUP, INC. One Hartford Plaza, Hartford, Connecticut 06155 Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on Thursday, March 26, 2009 PX43191 You may vote your proxy when you view the materials on the Internet. You will be asked to enter this 11-digit control number The Proxy Statement and other proxy materials are available at: http://bnymellon.mobular.net/bnymellon/hig CONTROL NUMBER This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before March 9, 2009 to facilitate timely delivery.

YOU MUST REFERENCE YOUR 11-DIGIT CONTROL NUMBER WHEN YOU: • request a paper copy of the proxy materials; • view your proxy materials online; or • vote your proxy electronically. The following Proxy Materials are available for you to review online: • the Company’s Notice of Special Meeting of Shareholders and the Proxy Statement; • the Proxy Card; • any amendments to the foregoing materials that are required to be furnished to shareholders. If you would like to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before March 9, 2009 to facilitate a timely delivery. To request a paper copy of the Proxy Materials, (you must reference your 11 digit control number) Telephone: 1-888-313-0164 (outside of the U.S and Canada call 201-680-6688), Email: shrrelations@bnymellon.com Internet http://bnymellon.mobular.net/bnymellon/hig. ACCESSING YOUR PROXY MATERIALS ONLINE YOU MUST REFERENCE YOUR 11-DIGIT CONTROL NUMBER WHEN YOU REQUEST A PAPER COPY OF THE PROXY MATERIALS OR TO VOTE YOUR PROXY ELECTRONICALLY. The Proxy Materials for The Hartford Financial Services Group, Inc. are available to review at: http://bnymellon.mobular.net/bnymellon/hig Have this notice available when you request a PAPER copy of the Proxy Materials, when you want to view your proxy materials online OR WHEN YOU WANT TO VOTE YOUR PROXY ELECTRONICALLY. Please check the Company’s proxy statement for requirements regarding meeting attendance.